Exhibit 4.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE 1933 ACT, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER HEREOF, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AS SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE LAWS IS AVAILABLE.

WARRANT TO PURCHASE

COMMON STOCK OF

LAROSA HOLDINGS, INC.

Date of Issuance: May 12, 2021	Warrant No. _______

This certifies that, for value received, LaRosa Holdings, Inc., a Nevada corporation (the “Company”), grants Exchange Listing LLC, or its registered assigns (the “Registered Holder”), the right to subscribe for and purchase from the Company, at the Exercise Price (as defined herein), from and after 9:00 a.m. New York Time on March 23, 2021 (the “Issuance Date”) and to and including 5:00 p.m., New York Time, on May 12, 2026 (the “Expiration Date”), 200,000 the shares of Common Stock (the “Warrant Shares”), par value $.001 per share (the “Common Stock”), subject to the provisions and upon the terms and conditions herein set forth. The “Exercise Price” for each share of Common Stock issuable to the Registered Holder shall be $4.00 per share.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

Section 1.             Recordation on Books of the Company. The Company shall record this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Records”), in the name of the Registered Holder. The Company may deem and treat the Registered Holder as the absolute owner of this Warrant for the purpose of any exercise hereof or any distribution to the Registered Holder.

Section 2.             Registration of Transfers and Exchanges.

(a)          Subject to Section 9 hereof, the Company shall register the transfer of this Warrant, in whole or in part, upon records to be maintained by the Company for that purpose, upon surrender of this Warrant, with the Form of Assignment attached hereto completed and duly endorsed by the Registered Holder, to the Company at the office specified in or pursuant to Section 3(b). Upon any such registration of transfer, a new Warrant, in substantially the form of this Warrant, evidencing the Common Stock purchase rights so transferred shall be issued to the transferee and a new Warrant, in similar form, evidencing the remaining Common Stock purchase rights not so transferred, if any, shall be issued to the Registered Holder.

(b)          This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the office of the Company specified in or pursuant to Section 3(b) hereof, for new Warrants, in substantially the form of this Warrant evidencing, in the aggregate, the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrants to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by the Registered Holder at the time of such surrender.

Section 3.             Duration and Exercise of this Warrant.

(a)          This Warrant shall be exercisable by the Registered Holder as to the Warrant Shares at any time during the period commencing on the Issuance Date and ending on the Expiration Date. At 5:00 p.m., New York Time, on the Expiration Date, this Warrant, to the extent not previously exercised, shall become void and of no further force or effect.

(b)          Subject to Section 7 hereof, upon exercise or surrender of this Warrant, with the Form of Election to Purchase attached hereto completed and duly endorsed by the Registered Holder, to the Company at 1420 Celebration Blvd., 2nd Floor, Celebration, FL 34747, Attention: Joseph LaRosa, CEO and Director, or at such other address as the Company may specify in writing to the Registered Holder, or via e-mail to vajdic@gmail.com and upon payment of the Exercise Price multiplied by the number of Warrant Shares then issuable upon exercise of this Warrant in lawful money of the United States of America, all as specified by the Registered Holder in the Form of Election to Purchase, the Company shall promptly issue and cause to be delivered to or upon the written order of the Registered Holder, and in such name or names as the Registered Holder may designate, a certificate for the Warrant Shares issued upon such exercise. Any person so designated in the Form of Election to Purchase, duly endorsed by the Registered Holder, as the person to be named on the certificates for the Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares, evidenced by such certificates, as of the Date of Exercise (as defined below) of such Warrant.

(c)          The Registered Holder may pay the applicable Exercise Price pursuant to Section 3(b), at the option of the Registered Holder, either (i) by cashier’s or certified bank check payable to the Company, or (ii) by wire transfer of immediately available funds to the account which shall be indicated in writing by the Company to the Registered Holder, in either case, in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the “Aggregate Exercise Price”). The “Date of Exercise” of any Warrant means the date on which the Company shall have received (i) this Warrant, with the Form of Election to Purchase attached hereto appropriately completed and duly endorsed, and (ii) payment of the Aggregate Exercise Price as provided herein.

(d)          Cashless Exercise. In lieu of exercising this Warrant by payment of cash by wire transfer or check payable to the order of the Company, Registered Holder may elect to receive the number of Warrant Shares equal to the amount of this Warrant (or the portion thereof being exercised), by surrender of this Warrant to the Company, together with the exercise form attached hereto, in which event the Company shall issue to the Registered Holder, Warrant Shares in accordance with the following formula:

X	=	Y(A-B)
A

Where,
	X	=	The number of Shares to be issued to Registered Holder;
	Y	=	The number of Shares for which the Warrant is being exercised;
	A	=	The fair market value of one Share; and
	B	=	The Exercise Price.

For purposes of this Section 3.1(d), the fair market value of a Share is defined as closing price on the Company’s primary exchange or the over-the-counter trading platform on the day prior to the Date of Exercise or if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

(e)          This Warrant will be exercisable either in its entirety or, from time to time, for part, only of the number of Warrant Shares which are issuable hereunder. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificates for the Warrant Shares issued pursuant to such exercise, deliver to the Registered Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which Warrant shall be substantially in the form of this Warrant.

Section 4.             Payment of Expenses. The Company will pay all expenses (other than any federal or state taxes, including without limitation income taxes, or similar obligations of the Registered Holder) attributable to the preparation, execution, issuance and delivery of this Warrant, any new Warrant and the Warrant Shares.

Section 5.             Mutilated or Missing Warrant Certificate. If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Registered Holder, the Company will issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a substitute Warrant, in substantially the form of this Warrant, of like tenor, but, in the case of loss, theft or destruction, only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of this Warrant and, if requested by the Company, indemnity also reasonably satisfactory to it.

Section 6.             Listing and Issuance of Warrant Shares.

(a)          The Company will, at its expense, use it best efforts to cause such shares to be included in or listed on (subject to issuance or notice of issuance of Warrant Shares) all markets or stock exchanges in or on which the Common Stock is included or listed not later than the date on which the Common Stock is first included or listed on any such market or exchange and will thereafter maintain such inclusion or listing of all shares of Common Stock from time to time issuable upon exercise of this Warrant.

(b)          Before taking any action which could cause an adjustment pursuant to Section 7 hereof reducing the Exercise Price below the par value of the Warrant Shares, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue at the Exercise Price, as so adjusted, Warrant Shares that are fully paid and non-assessable.

(c)          The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, fully paid and nonassessable, and (ii) free from all liens, charges and security interests.

(d)          The Company shall not effect the exercise of this Warrant, and the Registered Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Registered Holder (together with such Registered Holder's affiliates) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Registered Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Registered Holder and its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Registered and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.

Section 7.             Adjustment of Number of Warrant Shares.

(a)          The number of Warrant Shares to be purchased upon exercise hereof is subject to change or adjustment from time to time as hereinafter provided:

(i)         Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications. In case the Company shall (a) pay a dividend with respect to its Common Stock in shares of capital stock, (b) subdivide its outstanding shares of Common Stock, (c) combine its outstanding shares of Common Stock into a smaller number of shares of any class of Common Stock or (d) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), other than elimination of par value, a change in par value, or a change from par value to no par value (any one of which actions is herein referred to as an “Adjustment Event”), the number of Warrant Shares purchasable upon exercise of the Warrant immediately prior to the record date for such Adjustment Event shall be adjusted so that the Registered Holder shall thereafter be entitled to receive the number of shares of Common Stock or other securities of the Company (such other securities thereafter enjoying the rights of shares of Common Stock under this Warrant) that such Registered Holder would have owned or have been entitled to receive after the happening of such Adjustment Event, had such Warrant been exercised immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 7(a)(i) shall become effective immediately after the effective date of such Adjustment Event retroactive to the record date, if any, for such Adjustment Event.

(ii)         Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company (a) consolidates with or merges into any other corporation and is not the continuing or surviving corporation of such consolidation of merger, or (b) permits any other corporation to consolidate with or merge into the Company and the Company is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (c) transfers all or substantially all of its properties and assets to any other corporation, or (d) effects a capital reorganization or reclassification of the capital stock of the Company in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash and/or assets with respect to or in exchange for Common Stock, then, and in each such case, proper provision shall be made so that, upon the basis and upon the terms and in the manner provided in this subsection 7(a)(iii), the Registered Holder, upon the exercise of this Warrant at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive (at the aggregate Exercise Price in effect for all shares of Common Stock issuable upon such exercise immediately prior to such consummation as adjusted to the time of such transaction), in lieu of shares of Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and/or assets to which such holder would have been entitled upon such consummation if the Registered Holder had so exercised this Warrant immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section).

(iii)       De Minimis Adjustments. No adjustment in the Exercise Price and number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least $0.001 in the Exercise Price; provided, however, that any adjustments which by reason of this Section 7(a)(iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share.

(b)          Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly notify the Registered Holder in writing (such writing referred to as an “Adjustment Notice”) of such adjustment or adjustments and shall deliver to such Registered Holder a statement setting forth the number of shares of Common Stock purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

(c)          Other Notices. In case at any time:

(i)         the Company shall declare any cash dividend on its Common Stock;

(ii)        the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

(iii)       the Company shall offer for subscription pro rata to all of the holders of its Common Stock any additional shares of stock of any class or other rights;

(iv)       the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of earnings or earned surplus or dividends payable in Common Stock);

(v)        there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation (other than a subsidiary of the Company in which the Company is the surviving or continuing corporation and no change occurs in the Company’s Common Stock), or sale of all or substantially all of its assets to another corporation; or

(vi)       there shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, or winding up of the Company; then, in any one or more of said cases the Company shall give written notice, addressed to the Registered Holder at the address of such Registered Holder as shown on the books of the Company, of (1) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) the date (or, if not then known, a reasonable approximation thereof by the Company) on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up or other action, as the case may be, shall take place. Such notice shall also specify (or, if not then known, reasonably approximate) the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up, or other action, as the case may be. Such written notice shall be given (except as to any bankruptcy proceeding) at least five (5) days prior to the action in question and not less than five (5) days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the 1933 Act, or to a favorable vote of stockholders, if either is required.

(d)          Statement on Warrants. The form of this Warrant need not be changed because of any change in the Exercise Price or in the number or kind of shares purchasable upon the exercise of a Warrant. However, the Company may at any time in its sole discretion make any change in the form of the Warrant that it may deem appropriate and that does not affect the substance thereof and any Warrant thereafter issued, whether in exchange or substitution for any outstanding Warrant or otherwise, may be in the form so changed.

(e)          Fractional Interest. The Company will not be required to issue fractional Warrant Shares on the exercise of the Warrants. The number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on the exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 7(c) be issuable on the exercise of the Warrants (or specified proportion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then fair value of one share of Common Stock, as determined by the Board of Directors of the Company in good faith, multiplied by such fraction computed to the nearest whole cent.

Section 8.             No Rights or Liabilities as a Stockholder. The Registered Holder shall not be entitled to vote or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise, until the Date of Exercise shall have occurred. No provision of this Warrant, in the absence of affirmative action by the Registered Holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights and privileges of the Registered Holder, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Section 9.             Transfer Restrictions; Registration of the Warrant and Warrant Shares.

(a)          Neither the Warrant nor the Warrant Shares have been registered under the 1933 Act. The Registered Holder, by acceptance hereof, represents that it is acquiring this Warrant to be issued to it for its own account and not with a view to the distribution thereof, and agrees not to sell, transfer, pledge or hypothecate this Warrant, any purchase rights evidenced hereby or any Warrant Shares unless a registration statement is effective for this Warrant or the Warrant Shares under the 1933 Act, or in the opinion of such Registered Holder’s counsel reasonably satisfactory to the Company, a copy of which opinion shall be delivered to the Company, such registration is not required as some other exemption from the registration requirement of the 1933 Act and applicable laws is available.

(b)          Subject to the provisions of the following paragraph of this Section 9, each Certificate for Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE 1933 ACT, AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER HEREOF, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AS SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE LAWS IS AVAILABLE.

(c)          The restrictions and requirements set forth in the foregoing paragraph shall apply with respect to Warrant Shares unless and until such Warrant Shares are sold or otherwise transferred pursuant to an effective registration statement under the 1933 Act or are otherwise no longer subject to the restrictions of the 1933 Act, at which time the Company agrees to promptly cause such restrictive legends to be removed and stop transfer restrictions applicable to such Warrant Shares to be rescinded.

(d)          Whenever the Company proposes to register any of its securities under the Securities Act, the Company will give prompt written notice to the Registered Holder of its intention to effect such registration and will include in such registration all Common Stock underlying this Warrant with respect to which the Company has received a written notice from the Registered Holder for inclusion therein within 15 days after the receipt of the Company’s notice.

Section 10.           Notices. All notices and other communications relating to this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States certified or registered first-class mail, postage prepaid, return receipt requested, or overnight air courier guaranteeing next day delivery to the parties hereto at the following addresses or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

(a)          If to the Registered Holder of this Warrant or the holder of the Warrant Shares, addressed to the address of such Registered Holder or holder as set forth on books of the Company or otherwise furnished by the Registered Holder or holder to the Company.

(b)          If to the Company, addressed to:

LaRosa Holdings, Inc.

1420 Celebration Blvd., 2nd Floor

Celebration, FL 34747

Attn: Joseph LaRosa, CEO

Email: joe@laroarealtycorp.com

A notice or communication will be effective (i) if delivered in person, by e-mail or by overnight courier, on the business day it is delivered, and (ii) if sent by registered or certified mail, the earlier of the date of actual receipt by the party to whom such notice is required to be given or three (3) days after deposit in the United States mail.

Section 11.           Binding Effect. This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, and the holder or holders from time to time of this Warrant and the Warrant Shares.

Section 12.           Survival of Rights and Duties. This Warrant shall terminate and be of no further force and effect on the earlier of (i) 5:00 p.m., New York Time, on the Expiration Date and (ii) the date on which this Warrant and all purchase rights evidenced hereby have been exercised, except that the provisions of Sections 6(c) and 9 hereof shall continue in full force and effect after such termination date.

Section 13.          Governing Law. This Warrant shall be governed and controlled as to the validity, enforcement, interpretations, construction and effect and in all other aspects by the substantive laws of the State of Florida. In any action between or among any of the parties, whether arising out of this Warrant or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Broward County, Florida.

Section 14.           Section Headings. The Section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, LaRosa Holdings, Inc. has caused this Warrant to be duly executed in its corporate name by the manual signature of its Chief Executive Officer.

LaRosa Holdings, Inc.

By:	/s/ Joseph La Rosa
Joseph LaRosa, CEO

Date:	12/11/2021

FORM OF ELECTION TO PURCHASE

(To Be Executed Upon Exercise of this Warrant)

To LaRosa Holdings, Inc.:

The undersigned, the record holder of this Warrant (Warrant No. _________), hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase ___________ of the Warrant Shares and herewith and hereby tenders payment for such Warrant Shares to the order of LaRosa Holdings, Inc. of $_______________, representing the full purchase price for such shares at the price per share provided for in such Warrant and the delivery of any applicable taxes payable by the undersigned pursuant to such Warrant.

or

In lieu of exercising this Warrant by payment of cash by wire transfer or check payable to the order of the Company, Holder may elect to receive the number of Warrant Shares equal to the value of this Warrant (or the portion thereof being exercised), by surrender of this Warrant to the Company, in exchange for Warrant Shares in accordance with the following formula:

X	=	Y(A-B)
A

Where,
	X	=	The number of Shares to be issued to Holder;
	Y	=	The number of Shares for which the Warrant is being exercised;
	A	=	The fair market value of one Share; and
	B	=	The Exercise Price.

The undersigned requests that certificates for such shares be issued in the name of:

(Please print name and address) Social Security or Tax Identification No.

In the event that not all of the purchase rights represented by the Warrant are exercised, a new Warrant, substantially identical to the attached Warrant, representing the rights formerly represented by the attached Warrant which have not been exercised, shall be issued in the name of and delivered to:

(Please print name and address) Social Security or Tax Identification No.

Dated:	Exchange Listing LLC

By:

(Name):

(Title):

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, ________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the attached Warrant (Warrant No. ___) with respect to the number of shares of Common Stock covered thereby set forth opposite the name of such assignee unto:

Number of Shares of
Name of Assignee	Address	Common Stock

If the total of said purchase rights represented by the Warrant shall not be assigned, the undersigned requests that a new Warrant Certificate evidencing the purchase rights not so assigned be issued in the name of and delivered to the undersigned.

Dated:	Name of Holder (Print):

(Signature of Holder)